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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-     ) and related Prospectus of At
Home Corporation for the registration of 4,610,968 shares of its Series A common stock and to the incorporation by reference therein of our report dated January 19, 1999, with respect to the consolidated financial statements of At Home Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, as amended, filed with the Securities and Exchange Commission.




Walnut Creek, California
November 12, 1999